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                                                                 EXHIBIT 99.1(f)

                               MFS SERIES TRUST II

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated February 2, 1995 (the "Declaration") of MFS Series Trust II, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate one new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

         1. The new series shall be designated:

                   - MFS Charter Income Fund.

         2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in
            Section 6.9 of the Declaration.

         3. Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of MFS Charter Income Fund to create four classes of Shares, within the meaning of
Section 6.10, as follows:

         1. The four classes of Shares are designated "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares";

         2. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares and Class I Shares, any conversion feature of Class B Shares, and relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

         4. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the shares of MFS Emerging Growth Fund, a series of MFS Series Trust II, to create an additional class of shares, within the meaning of Section 6.10 as follows

         1. The additional class of shares is designated "Class J
            Shares";

         2. Class J Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class J Shares, the method of determination of the net asset value of Class J Shares, the price, terms and manner of redemption of Class J Shares, and the relative dividend rights of holders of Class J Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

         4. Class J Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be
            terminated by the Trustees by written notice to the
            Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 27th day of May, 1998 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.


RICHARD B. BAILEY                                  WALTER E. ROBB
---------------------------                        ---------------------------
Richard B. Bailey                                  Walter E. Robb, III
63 Atlantic Avenue                                 35 Farm Road
Boston,  MA  02110                                 Sherborn,  MA  01770




MARSHALL N. COHAN                                  ARNOLD D. SCOTT
---------------------------                        ---------------------------
Marshall N. Cohan                                  Arnold D. Scott
2524 Bedford Mews Drive                            20 Rowes Wharf
Wellington, FL  33414                              Boston, MA  02110




LAWRENCE H. COHN                                   JEFFREY L. SHAMES
---------------------------                        ---------------------------
Lawrence H. Cohn                                   Jeffrey L. Shames
45 Singletree Road                                 38 Lake Avenue
Chestnut Hill,  MA  02167                          Newton, MA  02159




                                                   J. DALE SHERRATT
---------------------------                        ---------------------------
Sir J. David Gibbons                               J. Dale Sherratt
"Leeward"                                          86 Farm Road
5 Leeside Drive                                    Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05



ABBY M. O'NEILL                                    WARD SMITH
---------------------------                        ---------------------------
Abby M. O'Neill                                    Ward Smith
200 Sunset Road                                    36080 Shaker Blvd
Oyster Bay,  NY  11771                             Hunting Valley, OH 44022